Exhibit 99

The Middleton Doll Company Reports Third Quarter Results

WAUKESHA, Wis.--(BUSINESS WIRE)--November 14, 2008--The Middleton Doll Company (OTCBB:DOLL) today reported results for the third quarter and nine months ended September 30, 2008.

Third Quarter Highlights

  The company reported a consolidated net loss of $696,789 or $0.18 per diluted share for the third quarter of 2008, compared to net income of $360,183 or $0.09 per diluted share for the third quarter of 2007.
  The consumer products segment reported a net loss of $486,277 for the third quarter of 2008, compared to net income of $122,556 for the same period in the prior year. Results for the third quarter of 2007 included a gain of $596,665 on the sale of the company’s former headquarters building. Gross profit was 20.9% of consumer products net sales in the third quarter of 2008, compared to 26.0% of consumer products net sales in the third quarter of 2007.
  The financial services segment reported net loss of $9,690 for the third quarter of 2008, compared to net income of $1,926 for the comparable prior period.

First Nine Months 2008 Highlights

  The company reported a consolidated net loss of $2,218,380 or $0.58 per diluted share for the first nine months of 2008, compared to a net loss of $1,235,422 or $0.33 per diluted share for the same period in 2007.
  The consumer products segment reported a net loss of $1,752,369 for the first nine months of 2008, compared to a net loss of $1,269,053 for the same period in the prior year. Results for the first nine months of 2007 included a gain of $596,665 on the sale of the company’s former headquarters building. Gross profit was 24.4% of consumer products net sales in the first nine months of 2008, compared to gross profit of 26.7% of consumer products sales in the first nine months of 2007.

  The financial services segment reported a net loss of $12,940 for the first nine months of 2008, compared to net income of $81,092 for the same period in 2007.

Operations Review

Sales of Lee Middleton Original Dolls were $1,441,923 for the third quarter of 2008, a decrease of $267,088 or 15.6% from the third quarter of 2007. Third quarter sales of clocks and other décor items marketed by License Products, Inc. were basically flat at $1,655,445.

“The decline in sales of Lee Middleton Original Dolls reflects the impact of the slowing economy on our dealers and individual store owners and the cautious approach major retailers are taking with regard to their holiday orders. Sales of Lee Middleton Artist Studio Collection collectible dolls and accessories declined approximately $56,000 in the third quarter of 2008, compared to the same period in 2007. Sales of the ‘Playbabies’ line of dolls for each stage of a young girl’s development declined approximately $176,000, while sales of the ‘Middleton NOW’ line of collector-quality contemporary dolls were approximately flat,” said Salvatore L. Bando, president and chief executive officer of The Middleton Doll Company.

“We continued our emphasis on reducing operating expenses, with a decrease of approximately $240,000 or 17.4% in the third quarter. The expense reductions were in major areas of our operations including administration, sales, marketing and new product development,” said Bando.

“In the financial services segment, the company’s real estate portfolio has only one property remaining, a vacant commercial property located in Oconomowoc, Wis. The property is listed with a commercial real estate broker. No rental income was received from this property during the third quarter of 2008, however we did receive rental income from a tenant in the third quarter of 2007 amounting to $9,995,” added Bando.

“Going Private” Transaction and Proposal to Amend Preferred Stock

“Our Board of Directors has approved, subject to stockholder approval, a stock split transaction to reduce the number of shareholders of the company below 300, which will allow the company to deregister under the Securities Exchange Act of 1934. On September 29, 2008, the company filed a preliminary Schedule 13E-3 Transaction Statement and a preliminary proxy statement related to this proposed ‘going private’ transaction. These documents are currently being reviewed by the staff of the Securities and Exchange Commission,” said Bando.

Bando said the preliminary proxy statement also seeks approval of amendments to the terms of the preferred stock to, among other things, (1) eliminate the dividends on the preferred stock, and (2) extend the mandatory redemption date from July 1, 2008 to July 1, 2011. The company was required to redeem the $9.39 million of preferred stock in lump sum by July 1, 2008, to the extent the company had legally available funds for the redemption.

“The date of the meeting of shareholders to consider these matters will be determined when the SEC’s review and any subsequent amendments are completed,” said Bando.

About The Middleton Doll Company

The Middleton Doll Company currently operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., which does business as FirsTime Manufactory, a designer and marketer of clocks and home décor products that are sold to major national retailers. The company's financial services segment is comprised primarily of the remaining assets of the lending and real estate leasing business of its former subsidiary, Bando McGlocklin Small Business Lending Corporation, now owned by Lee Middleton Original Dolls. Beginning on January 4, 2006, the financial services segment began selling substantially all of its loans, loan participations and leased real estate properties. The company does not intend to continue in the financial services segment after the remaining financial services segment’s assets are sold.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include: the ability of the company to continue as a going concern; the ability of the company to redeem the outstanding preferred stock; the degree of success of the strategy to reduce expenses and to increase revenue in the consumer products segment; the declining demand for collectible dolls in the consumer products segment; the ability of the company to provide the necessary cash to meet operating and working capital requirements; and the timing of sales and the selling prices of the remaining assets of the financial services segment.

The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com

The Middleton Doll Company
(OTCBB:DOLL)
(Unaudited)
	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
STATEMENTS OF OPERATIONS BY SEGMENT
Consumer Products:
Net sales	$3,097,368	$3,347,173	$8,159,084	$7,772,876
Cost of sales	2,449,004	2,475,574	6,169,805	5,694,404
Gross profit	648,364	871,599	1,989,279	2,078,472
Other expenses (income):
Operating expenses	1,136,858	1,381,750	3,772,735	4,089,499
Gain on sale of property	-	(599,165)	(3,000)	(611,140)
Other income	(2,217)	(33,542)	(28,087)	(130,834)
Total other expenses	1,134,641	749,043	3,741,648	3,347,525
Net consumer products segment income (loss)	$(486,277)	$122,556	$(1,752,369)	$(1,269,053)

Financial Services:
Net rental/interest income:
Interest on loans	$-	$-	$-	$1,297
Rental income	-	9,995	2,200	103,720
Total net rental/interest income	-	9,995	2,200	105,017
Other income:
Other income	1,552	2,649	26,872	14,229
Other expenses:
Depreciation expense on leased properties	-	1,636	-	21,276
Other operating expenses	11,242	9,082	42,012	16,878
Total other expenses	11,242	10,718	42,012	38,154
Net financial services segment income (loss)	$(9,690)	$1,926	$(12,940)	$81,092

TOTAL COMPANY
Net income (loss)
Consumer Products	$(486,277)	$122,556	$(1,752,369)	$(1,269,053)
Financial Services	(9,690)	1,926	(12,940)	81,092
Interest related to preferred stock	(126,128)	(126,125)	(378,377)	(404,436)
Preferred stock redemption income (expense)	-	361,826	-	356,975
Preliminary proxy statement expenses	(74,694)	-	(74,694)	-
Income tax expense	-	-	-	-

Net income (loss) applicable to common shareholders	$(696,789)	$360,183	$(2,218,380)	$(1,235,422)

Basic and diluted income (loss) per common share	$(0.18)	$0.09	$(0.58)	$(0.33)

Average shares outstanding - Basic and diluted	3,835,922	3,802,589	3,828,461	3,776,765

CONTACT:
The Middleton Doll Company
Craig Bald
(262) 347-2904